Exhibit 99.1
June 5, 2003

Contacts:    Media
             Ertharin Cousin
             208-395-5392

             Analysts
             Nick Kormeluk
             208-395-6622


                     Albertsons Announces Quarterly Results

BOISE, Idaho- Albertsons, Inc., (NYSE:ABS) reported first quarter results today for the period ended May 1, 2003. Net Earnings totaled $172 million, $337 million higher than the $165 million loss recorded during last year's first quarter. Earnings totaled $0.47 per diluted share versus last year's first quarter loss of $ (0.40) per share on the same basis.

Sales for the quarter reached $8.940 billion, up from $8.921 billion recorded during last year's first quarter. Gross profit was 28.6% of sales, versus 29.4% achieved last year, reflecting the Company's previously stated strategy to invest gross margin to drive competitiveness. Comparable store sales declined (0.9) % while identical store sales declined (1.2) %.

Larry Johnston, chairman & CEO, commented on the results. "The first quarter yielded a much tougher than expected economic and competitive climate. Even as the war ended we saw no improvement. Although sales were much tougher to come by as the quarter progressed, both our food and drug teams promoted aggressively and were successful in protecting our market share."

During the quarter, the Company recorded several marketing highlights:

          |X| Patricia Heaton, two-time Emmy award winning co-star of "Everybody Loves Raymond" was signed as the Company's new spokesperson. Television spots featuring Ms. Heaton and the Company's new branding theme, "Working Hard to Make Life Easier," will begin airing in late June 2003.

          |X| Sav-On Drug was rated the #1 Drug Store Brand in America by Chain Store Age Magazine

          |X| "Essensia" was introduced as the Company's new premium private label brand. 58 new items were introduced to drive the launch.

Peter Lynch, president & chief operating officer, commented on the quarter, "Customer service levels, price competitiveness, and private label penetration all improved during the quarter. These are extremely positive indicators that show our Company and our brands are becoming stronger even during a tougher than expected environment."

During the quarter, the Company paid a dividend of $70 million to shareowners, an effective yield of 3.5%. In addition, 5.3 million shares of stock were repurchased, returning $108 million to shareowners. The Company also opened 32 new food and drug stores during the quarter and closed 22, and completed remodels on 45 stores.

Progress also continued against the Company's goal to eliminate $750 million in cost by year end 2004. First quarter cumulative savings reached $482 million against the $500 million cost-out milestone targeted for mid-year 2003. Savings in a myriad of areas were strong, but still not enough to offset increases in occupancy, employee benefits, and workers

                                     -MORE-

compensation. Selling, General & Administrative expenses reached $2.18 billion during the quarter, or 24.4% of sales versus 23.8% during last year's first quarter.

Larry Johnston commented on the outlook for the year. "Worsening economic conditions, a more cautious consumer and an intensifying competitive environment are making 2003 even more difficult than we had originally anticipated. In this environment, we must be more determined than ever to take the steps necessary to defend share, drive sales and attract customers. We believe these near-term investments will ensure our longer-term competitiveness. Consequently, we now expect earnings per share of $1.70 to $1.75 for the total year."

Albertsons is one of the world's largest food and drug retailers with annual revenues of approximately $36 billion. Based in Boise, Idaho, the Company employs more than 200,000 associates and operates approximately 2,300 retail stores across the United States, under banners including Albertsons, Jewel-Osco, Acme, Sav-on Drugs, Osco Drug, Albertsons-Osco, Albertsons-Sav-on, Max Foods and Super Saver.

                                       ***

Certain statements contained in this press release, including statements regarding the Company's expected financial performance, are forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. In reviewing such information about the future performance of the Company, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking information. These statements relate to, among other things: projected sales and earnings per share; investing to increase sales; changes in cash flow; increases in insurance and employee benefit costs; attainment of cost reduction goals; achieving sales increases and increases in identical sales; opening and remodeling stores; and our five strategic imperatives; and are indicated by words or phrases such as "expects," "plans," "believes," "ensure," and "expect." In reviewing such information about the future performance of the Company, it should be kept in mind that actual results may differ materially from those projected or suggested in such forward-looking information.

Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include changes in the general economy; changes in interest rates; changes in consumer spending; actions taken by new or existing competitors (including nontraditional competitors), particularly those intended to improve their market share (such as pricing and promotional activities); and other factors affecting the Company's business in or beyond the Company's control. These factors include changes in the rate of inflation; changes in state or federal legislation or regulation; adverse determinations with respect to litigation or other claims (including environmental matters); labor negotiations; the cost and stability of energy sources; the Company's ability to recruit, retain and develop employees; the Company's ability to develop new stores or complete remodels as rapidly as planned; the Company's ability to implement new technology successfully; stability of product costs; the Company's ability to integrate the operations of acquired or merged companies; the Company's ability to execute its restructuring plans; and the Company's ability to achieve its five strategic imperatives.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking information. The Company does not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Please refer to our reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

                                       ###

                                ALBERTSONS, INC.
                (Unaudited - In millions, except per share data)

Consolidated Earnings Statements


                                                                                 13 Weeks Ended                  13 Weeks Ended
                                                                                   May 1, 2003                     May 2, 2002
-----------------------------------------------------------------------------------------------------------------------------------
Sales                                                                        $  8,940     100.00%                 $8,921   100.00%
Cost of sales                                                                   6,387      71.44                   6,298    70.60
-----------------------------------------------------------------------------------------------------------------------------------
Gross profit                                                                    2,553      28.56                   2,623    29.40
Selling, general and administrative expenses                                    2,179      24.38                   2,121    23.78
Restructuring (credits) charges and other                                          (7)     (0.08)                     15     0.17
-----------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                                  381       4.26                     487     5.45
Other (expense) income:
   Interest, net                                                                (103)      (1.15)                   (105)   (1.18)
   Other, net                                                                      1        0.01                      (3)   (0.03)
-----------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations before income taxes                          279        3.12                     379     4.24
Income tax expense                                                               107        1.20                     147     1.66
-----------------------------------------------------------------------------------------------------------------------------------
Earnings from continuing operations                                              172        1.92                     232     2.58
Discontinued operations:
   Operating loss                                                                  -           -                    (454)   (5.09)
   Income tax benefit                                                              -           -                    (151)   (1.70)
-----------------------------------------------------------------------------------------------------------------------------------
Loss from discontinued operations                                                  -           -                    (303)   (3.39)
-----------------------------------------------------------------------------------------------------------------------------------
Earnings (loss) before cumulative effect of change in accounting principle       172        1.92                     (71)   (0.81)
Cumulative effect of change in accounting principle (net of tax of $60)            -           -                     (94)   (1.05)
-----------------------------------------------------------------------------------------------------------------------------------
Net Earnings (Loss)                                                           $  172        1.92%                 $ (165)   (1.86)%
-----------------------------------------------------------------------------------------------------------------------------------

Earnings (Loss) Per Share:
   Basic
     Continuing operations                                                    $    0.47                           $    0.57
     Discontinued operations                                                         -                                (0.74)
     Cumulative effect of change in accounting principle (net of tax of $0.15)       -                                (0.24)
                                                                             ----------                         ------------
     Net Earnings (Loss)                                                           0.47                               (0.41)
                                                                             ----------                         ------------

   Diluted
     Continuing operations                                                    $     0.47                         $     0.57
     Discontinued operations                                                          -                               (0.74)
     Cumulative effect of change in accounting principle (net of tax of $0.15)        -                               (0.23)
                                                                             -----------                         ------------
     Net Earnings (Loss)                                                      $     0.47                          $    (0.40)
                                                                             -----------                         ------------

Weighted Average
  Common Shares Outstanding:
    Basic                                                                        368                                 407
    Diluted                                                                      369                                 409



 o Certain reclassifications have been made in the prior year to conform to classifications used in the current year.


                                ALBERTSONS, INC.
                            (Unaudited - In millions)

Consolidated Balance Sheets                                                       Consolidated Cash Flow Statements

                            13 Weeks Ended    13 Weeks Ended                                   13 Weeks Ended        13 Weeks Ended
                              May 1, 2003        May 2, 2002                                     May 1, 2003            May 2, 2002
------------------------------------------------------------------------------------------------------------------------------------

Assets                                                                  Cash Flows From
Current Assets:                                                         Operating Activities:
Cash and cash equivalents        $   107             $   367            Net earnings (loss)             $ 172           $ (165)
Inventories                        2,944                2,804            Adjustments to reconcile net
Asets held for sale                  124                 571            earnings to net cash provided by
Other current assets                 925               1,102            operating activities:
-----------------------------------------------------------               Depreciation and amortization   239              251
  Total Current Assets             4,100               4,844              Discontinued operations
                                                                            noncash charges                 -              401
Other Assets                         307                 366              Cumulative effect of change in
Goodwill and                                                                accounting principle                            94
  Other Intangibles, net           1,611               1,601              Net (gain) loss on asset sales   (6)               9
Land, Buildings and                                                       Net deferred income taxes
  Equipment, net                   9,086               8,676                and other                      14              (82)
-----------------------------------------------------------------------------
Total Assets                    $ 15,104            $ 15,487              Changes in operating
                             -------------------------------                assets and liabilities        (38)             123
                                                                        -----------------------------------------------------------
                                                                            Net cash provided
                                                                              by operating activities     381              631
                                                                        -----------------------------------------------------------
Liabilities and Stockholders' Equity                                    Cash Flows From
Current Liabilities:                                                    Investing Activities:
  Accounts payable               $ 1,945           $ 1,960                Capital Expenditures           (354)            (288)
  Current portions of long-term                                           Proceeds from disposal of land,
    debt and capitalized lease                                               buildings, and equipment      35               42
    obligations                      167                48                Proceeds from disposal
                                                                             of assets held for sale       31               69
  Other current liabilities        1,219             1,327                Other                           (10)              14
----------------------------------------------------------              -----------------------------------------------------------
    Total Current Liabilities      3,331             3,335                  Net cash used
                                                                              in investing activities    (298)            (163)
                                                                        -----------------------------------------------------------
Long-Term Debt                     4,950             5,057              Cash Flows From
Capitalized Lease Obligations        302               281              Financing Activities:
Other Long-Term Liabilities                                               Stock purchases
  and Deferred Credits             1,324             1,125                   and retirements            (108)               -
Stockholders' Equity               5,197             5,689                Cash dividends paid            (71)             (77)
----------------------------------------------------------                Net commercial paper            50                -
Total Liabilities and                                                     Payments on long-term
   Stockholders' Equity         $ 15,104          $ 15,487                  borrowings                    (9)             (95)
                               ---------         ---------                Proceeds from stock options
                                                                            exercised                      -               10
                                                                        -----------------------------------------------------------
                                                                               Net cash used in
                                                                                 financing activities   (138)            (162)
                                                                        -----------------------------------------------------------
                                                                        Net (Decrease) Increase in Cash
                                                                          and Cash Equivalents           (55)             306
                                                                        Cash and Cash Equivalents
                                                                          at Beginning of Period         162               61
Total Common Shares                                                      -----------------------------------------------------------
 Outstanding at End of Period        367               407               Cash and Cash Equivalents
                                                                           at End of Period            $ 107            $ 367
                                                                                                    ----------        ----------

Certain reclassifications have been made in the prior year to conform to classifications used in the current year.